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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of SoftKey International Inc. on Form S-4 of our report relating to the financial statements and related financial statement schedules dated May 24, 1995 (June 30, 1995 as to the first paragraph of Note 4) appearing in and incorporated by reference in the Annual Report on Form 10-K of Minnesota Educational Computing Corporation (MECC) for the year ended March 31, 1995.

  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP

Minneapolis, Minnesota
April 10, 1996